DT INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                          Fiscal Year Ended
                                                      June 29,         June 30,
                                                        1997             1996
                                                     ----------       ----------

Income before extraordinary loss                      $ 26,381         $ 13,491

Extraordinary loss                                         324
                                                     ----------       ----------
Net income                                            $ 26,057         $ 13,491
                                                     ==========       ==========
Primary:
  Weighted average number of shares outstanding         10,349            9,000
  Add dilutive effect of stock options based on
    treasury stock method using average market
    price                                                  425               65
  Add shares contingently issuable to the former
    owner of Kalish assuming maintenance of
    current earnings                                       121
                                                     ----------       ----------
  Primary weighted average number of common and
    common equivalent shares outstanding                10,895            9,045b
                                                     ==========       ==========
  Primary earnings per common and common
    equivalent share:
    Income before extraordinary loss                  $   2.42         $   1.49c
    Extraordinary loss                                    0.03
                                                     ----------       ----------
    Net income                                        $   2.39         $   1.49c
                                                     ==========       ==========
Fully Diluted:
  Weighted average number of shares outstanding         10,349            9,000
  Add dilutive effect of stock options based
    on treasury stock method using ending market
    price                                                  472              164
  Add shares contingently issuable to the former
    owner of Kalish assuming maximum future earnings       121               --
  Shares issuable upon assumed conversion of the
    Mandatorily Redeemable Convertible Preferred
    Securities                                              80               --
                                                     ----------       ----------
  Fully diluted weighted average number of common
    and common equivalent shares outstanding            11,022a           9,164b
                                                     ==========       ==========

  Net income                                          $ 26,057         $ 13,491
  Interest expense on Mandatorily Redeemable
    Convertible Preferred Securities, net of
    applicable income taxes                                151               --
                                                     ----------       ----------
  Net income, adjusted                                $ 26,208         $ 13,491
                                                     ==========       ==========
 Fully diluted earnings per common and
   common equivalent share:
   Income before extraordinary loss                   $   2.41a        $   1.47c
   Extraordinary loss                                     0.03               --
                                                     ----------       ---------
   Net income                                         $   2.38a        $   1.47c
                                                     ==========       ==========

a Fully diluted weighted average number of common and common equivalent shares outstanding and fully diluted earnings per share are not presented on the consolidated statement of operations as the impact is not materially different from primary earnings per share.

b The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, presentation on the income statement was not considered necessary.

c    As  all  potentially   dilutive  securities  are  considered  common  stock
     equivalents, fully diluted earnings per share is not materially different from primary earnings per share.